UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 07/02/2017

A & C United Agriculture Developing Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-179082	27-5159463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS I.D.)

Oak Brook Pointe, Suite 500, 700 Commerce Drive, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

630-288-2500

(Registrant's telephone number, including area code)

Commission File No. 333-179082

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.- Corporate Governance and Management

Item. 5.01. Changes in Control of Registrant.

There was a change in control of A & C United Agriculture Developing Inc. (the “Company”) as a result of the issuance of 24,000,000 shares of the Company’s common stock to Chin Kha Foo, the assignee of Choa-Jung Lee, and his assigns.

On June 19, 2017, connection with the closing of the Securities Purchase Agreement (the “SPA”) dated March 13, 2017 between Yidan (Andy) Liu and Jun (Charlie) Huang the principal shareholders of the Company (“Sellers”) and Chin Kha Foo, the assignee of Choa-Jung Lee, and his assigns (the “Buyers”). Mr. Foo became the principal shareholder of the Company, owning 60% of the Company’s issued and outstanding shares.

Chin Kha Foo was born in Sarawak, Malaysia. He has served as an operating manager in Singapore Airlines SATS from 1994 to 2006. His duties included operating management, employee training and schedule arrangement. Since 2008 he has served as sales adviser and marketing manager for OTS Group, a Malaysian company engaged in the business of life insurance. His duties included business development and service quality control. In 1992, Mr. Foo graduated from SMK Sungai Tapang Kuching Sarawak, Malaysia.

The Company does not currently anticipate any other changes in control other than as described in this Report.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of June 19, 2017, the Closing Date with respect to the beneficial ownership of Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock after the Closing Date (ii) our current directors, (iii) each person who will become a director on or after the tenth day following our mailing of this Information Statement, (iv) each of newly named executive officers and (v) all of our newly named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws, where applicable, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock that are shown as beneficially owned by them. In computing the number of shares of Common Stock owned by a person and the percentage ownership of that person, any such shares subject to options and warrants held by that person that are exercisable as of the Closing Date or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of that person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person. The percent of class is based on 37,731,495 shares of common stock issued and outstanding as of the Closing. Unless otherwise indicated, the mailing address of each individual is c/o A & C United Agriculture Developing Inc., Oak Brook Pointe, Suite 500, 700 Commerce Drive, Oak Brook, Illinois 60523.

Name	Number of Shares of Common stock	Percentage

Yidan (Andy) Liu [1]	3,010,000	8%

Jiwen Zhang [1]	3,010,000	8%

Jun (Charlie) Huang	3,010,000	8%

Chin Kha Foo	22,640,000	60%

________

[1] Includes 10,000 shares owned by Jiwen Zhang, wife of Mr. Liu.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 37,731,495 shares of common stock outstanding as of June 19, 2017.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the SPA, Messrs. Liu and Huang resigned as officers of the Company and Mr. Chin Kha Foo was appointed President, CEO, CFO and Secretary of the Company. Also, Mr. Ross Rispens, Mr. Manying Chen, Mr. Minhang Wei and Mr. Xinyu Wang resigned as directors as of the Closing. Mr. Foo was elected to the Board and Messrs. Liu and Huang also resigned as directors but as reported in the Company’s Schedule 14f-1 previously filed with the SEC, such appointment of Mr. Foo as a director and the resignations of Mr. Liu and Mr. Huang as directors will not become effective until 10 days following the mailing of the Schedule 14f-1 Information Statement to the Company’s shareholders. The Schedule 14f-1 was mailed to the Company’s shareholders on June 22, 2017.

Therefore, since all the time and notice requirements set forth above have been consummated, the resignations of Messrs. Liu and Huang have become effective and Mr. Foo is now the sole director of the Company and its only officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

A & C UNITED AGRICULTURE DEVELOPING INC.

Date: July 3, 2017	By:	/s/ Chin Kha Foo
Chin Kha Foo
Chief Executive Officer and Director

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